EXHIBIT F

July 25, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re:	Proposed Public Offering by Focus Financial Partners Inc.

Dear Sirs:

The undersigned, a member, officer, director, director nominee or equity holder of Focus Financial Partners Inc., a Delaware corporation (the “Company”), and/or Focus Financial Partners, LLC, a Delaware limited liability company (the “Operating LLC”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating LLC in connection with the public offering (the “Public Offering”) of shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). References to shares of Common Stock shall be deemed to refer to shares of any class of stock of the Company. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Underwriting Agreement.

In recognition of the benefit that the Public Offering will confer upon the undersigned as a member, officer, director, director nominee or equity holder of the Company and/or the Operating LLC upon completion of the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock, any membership interests in the Operating LLC or any securities convertible into or exercisable or exchangeable for Common Stock or membership interests in the Operating LLC, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock, membership interests in the Operating LLC or other securities, in cash or otherwise. If the undersigned is an officer and/or director of the Company or will be an officer and/or director of the Company upon completion of the Public Offering, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

If the undersigned is or will be an officer or director of the Company upon completion of the Public Offering, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that, except in the case of the below clauses (i), (ii), (iii), (vii), and (viii) (with respect to which items (2), (3) and (4) shall not apply) and clauses (iv), (v), and (ix) (with respect to which items (1), (2), (3) and (4) shall not apply), (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts or for bona fide estate planning; or

(ii)	(A) pursuant to a will or other testamentary document or applicable laws of descent, or otherwise by way of testate or intestate succession, (B) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (C) in transfers not involving a change in beneficial ownership, or (D) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary; or

(iii)	by operation of law or pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement; or

(iv)	to the Representatives on behalf of the Underwriters in connection with the Public Offering; or

(v)	following the public offering of Common Stock and the consummation of the Reorganization and the other transactions contemplated by the Underwriting Agreement, to the Company upon a vesting event of the Company’s securities, upon a termination of the undersigned’s employment or service relationship, upon the exercise of options or warrants to purchase the Company’s securities or upon expiration of the Company’s securities, options or warrants, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting, termination, exercise or expiration; or

(vi)	the exercise by the undersigned of any right to exchange any membership interests in the Operating LLC for shares of Common Stock; or

(vii)	(A) as distributions of shares of Common Stock to the members, managers, limited or general partners, stockholders or other equityholders of the undersigned, or (B) to its direct or indirect affiliates or other entities or investment funds directly or indirectly controlling, controlled or managed by, or under common control with, the undersigned; or

(viii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i), (ii) and (vii); or

(ix)	upon completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this lock-up agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity));

provided that, if the undersigned is required to file a report under the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock during the term of this lock-up agreement as a result of a transfer or disposition pursuant to clause (i), (ii), (iii), (v), (vii) or (viii) above, then the undersigned shall take the necessary steps to ensure that all relevant transaction codes applicable to the transaction are reported on the 1934 Act report and such report shall include a statement to the effect that the filing relates to a transfer pursuant to: a gift or estate planning (in the case of clause (i) and, if applicable, clause (viii)), a will or other testamentary document or applicable laws of descent or otherwise by way of testate or intestate succession, any trust for the direct or indirect benefit of the undersigned or his or her immediate family, or, if the undersigned is a trust, any beneficiary of the undersigned or to the estate of such beneficiary (in the case of clause (ii) and, if applicable, clause (viii)), a transfer by operation of law (in the case of clause (iii)), the satisfaction of tax withholding obligations of the undersigned in connection with the vesting, exercise or expiration of options to purchase Common Stock (in the case of clause (v)), or a distribution to a member, manager, limited or general partner, stockholders, other equityholder, or direct or indirect affiliate of the undersigned (in the case of clause (vii) and, if applicable, clause (viii)).

The foregoing restrictions shall not prohibit the undersigned from exercising any right with respect to, or the taking of any other action in preparation for, a registration by the Company of Common Stock; provided that no transfer of the undersigned’s Common Stock proposed to be registered pursuant to the exercise of such rights under this sentence shall occur, such exercise shall not result in any public announcement regarding the exercise of such right shall occur and no registration statement shall be filed, in each case during the Lock-Up Period referred to above. In addition, the foregoing restrictions shall not apply to transfers of Common Stock or membership interests in the Operating LLC or options to purchase Common Stock or membership interests in the Operating LLC or such other Lock-Up Securities to the Company, the Operating LLC or any of their respective affiliates in connection with the Reorganization and the consummation of the transactions contemplated by the Underwriting Agreement.

Notwithstanding anything to the contrary herein, the undersigned shall be permitted to establish or amend a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the 1934 Act (a “10b5-1 Plan”), at any time during the Lock-Up Period; provided that, prior to the expiration of the Lock-Up Period, (x) the undersigned shall not transfer any of the undersigned’s Lock-Up Securities under such 10b5-1 Plan and (y) the undersigned shall not make any public announcement or filing with respect to such 10b5-1 Plan, except that to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period.

In the event that, during the Lock-Up Period, the Representatives release or waive any prohibition set forth in this Lock-Up Agreement on the transfer of Lock-Up Securities held by any Significant Holder (as defined below), the same percentage of the total number of outstanding Lock-Up Securities held by the undersigned as the percentage of the total number of outstanding Lock-Up Securities held by such Significant Holder that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that beneficially owns 2% or more of the total outstanding Common Stock, on an as converted to Common Stock basis (for purposes of determining record or beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated). Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any primary and/or secondary underwritten public offering of Common Stock, (4) if the release or waiver is granted to any individual party by the Representatives in an amount, individually or in the aggregate, less than or equal to 1.0% of the total number of outstanding Common Stock (on an as converted to Common Stock basis), or (5) if the release or waiver is granted due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment. The Representatives shall use commercially reasonable efforts to promptly notify the Company and the Operating LLC of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company and/or the Operating LLC, as applicable, notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company and/or the Operating LLC, as applicable.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall automatically terminate upon the earliest of: (i) August 15, 2018, if the Public Offering shall not have occurred on or before that date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for an additional 30 days), (ii) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) the date that the Representatives, on behalf of the underwriters, advise the Company, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, and (iv) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof.

*        *        *         *        *

Very truly yours, Trident FFP LP

By: Trident FFP GP LLC, general partner

By:	/s/ Peter M. Mundheim
Name: Peter M. Mundheim
Title: Vice President & Assistant Secretary

Trident VI, L.P.

By: Stone Point Capital LLC, as manager

By:	/s/ Peter M. Mundheim
Name: Peter M. Mundheim
Title: Principal

Trident VI DE Parallel Fund, L.P.

By: Stone Point Capital LLC, as manager

By:	/s/ Peter M. Mundheim
Name: Peter M. Mundheim
Title: Principal

Trident VI Parallel Fund, L.P.

By: Stone Point Capital LLC, as manager

By:	/s/ Peter M. Mundheim
Name: Peter M. Mundheim
Title: Principal

SIGNATURE PAGE TO LOCK-UP LETTER